EXHIBIT 11


                    TRI-COUNTY BANCORP, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months Ended       Six Months Ended
                                                           June 30,                 June 30,
                                                       1998        1997         1998        1997
                                                   ----------  ----------   ----------  ----------
EARNINGS PER SHARE
  Net earnings available for common shares and
  common stock equivalent shares deemed to have
  a dilutive effect                                  $227,196    $243,103     $458,988    $472,041
                                                     ========    ========     ========    ========

  Basic earnings per share                              $0.19       $0.20        $0.39       $0.39
                                                        =====       =====        =====       =====

  Diluted earnings per share                            $0.18       $0.19        $0.37       $0.36
                                                        =====       =====        =====       =====

  Shares used in basic earnings per share
  computation. Weighted average common shares
  outstanding                                       1,167,498   1,217,498    1,167,498   1,217,498
                                                    =========   =========    =========   =========

  Shares used in diluted earnings per share
  computation. Weighted average common shares
  outstanding                                       1,260,873   1,289,402    1,260,520   1,286,347

  Additional potentially dilutive effect of
  stock options                                        93,375      71,904       93,022      68,849
                                                   ----------  ----------   ----------  ----------

                                                   $1,167,498  $1,217,498   $1,167,498  $1,217,498
                                                   ==========  ==========   ==========  ==========
